UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20810 Fernbush Lane Houston, Texas	77073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 821-9091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 142-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 10, 2013, Sterling Construction Company, Inc. (the "Company") issued a press release announcing operating results for its first quarter ended March 31, 2013.  A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the press release shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act of 1934 or otherwise subject to the liabilities of that section, and such information and exhibit shall not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934 or under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2013, the Compensation Committee of the Board of Directors of the Company approved the adoption of the 2013 Sterling Incentive Compensation Plan.  Participation in the plan is voluntary for the Company's executive officers (other than the Company's Chief Executive Officer) who have employment agreements providing for other incentive compensation arrangements.  The plan is similar in structure to the incentive compensation provided for in the Chief Executive Officer's September 1, 2012 employment agreement with the Company.  As a result, his incentive compensation remains governed by that agreement.

The following is a brief description of the plan, which is qualified in its entirety by the terms of the plan itself, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

The plan provides for establishing a target incentive amount for each participant expressed as a percentage of his or her base salary.  The amount of incentive compensation payable to the participant is then based on the achievement of a Company earnings-per-share (EPS) goal that accounts for 25% of total incentive compensation; an operating unit earnings-before-interest-and-taxes (EBIT) goal that accounts for 50% of total incentive compensation; and personal goals that account for 25% of total incentive compensation.

For financial goals, no incentive compensation is paid if less than 80% of the goal is achieved.  From and above the 80% threshold, the amount paid is calculated by multiplying the portion of incentive compensation allocated to the financial goal by the percentage of the goal achieved up to, but not in excess of a 120% level of achievement irrespective of the level actually achieved.  For personal goals, there is no required minimum level of achievement and no provision is made for exceeding 100% achievement.

Payment of incentive compensation is made one-half in cash and one-half in shares of common stock of the Company that are subject to restrictions on sale or other transfer for a period of three years.  The number of shares of restricted stock is calculated by dividing the dollar amount by the simple average closing price of the Company's common stock during December 2013.

In addition to other officers of the Company and its subsidiaries, the Company's executive officers who are eligible to participate in the plan consist of Elizabeth D. Brumley, Executive Vice President & Chief Financial Officer, and Brian R. Manning, Executive Vice President & Chief Business Development Officer.  As neither of those executive officers has operating unit responsibility, the EPS goal and their personal goals each accounts for 50% of total incentive compensation.  Ms. Brumley's target percentage is 100% of base salary, and Mr. Manning's target percentage is 40% of base salary.  The EPS goal as well as the personal goals of the Company's executive officers are subject to approval by the Compensation Committee of the Board of Directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Date of Meeting:	May 9, 2013

Type of Meeting:	Annual Meeting of Stockholders

Matters Voted on:	For	Against	Abstain	Broker Non- Votes
Election of Directors:
Maarten D. Hemsley	10,555,632	2,066,674	4,625	2,567,306
Peter E. MacKenna	12,312,184	310,032	4,715	2,567,306
Ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2013.	14,607,250	81,698	505,289	-0-
Approval of Named Executive Officer Compensation for 2012(an advisory vote)	8,865,396	3,652,437	109,098	2,567,306

Item 9.01	Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description
10.1#	The 2013 Sterling Incentive Compensation Plan (filed herewith).
99.1	Press release, dated May 10, 2013 (furnished herewith)
___________
#  Management contract or compensatory plan or arrangement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2013	Sterling Construction Company, Inc.

/s/ Roger M. Barzun
Roger M. Barzun Senior Vice President

Exhibit Index

Exhibit Number	Description
10.1#	The 2013 Sterling Incentive Compensation Plan (filed herewith).
99.1	Press release, dated May 10, 2013 (furnished herewith)
___________
#  Management contract or compensatory plan or arrangement.